Exhibit 99.1

DEAN FOODS ANNOUNCES PLAN TO SPIN-OFF ITS SPECIALTY FOODS GROUP

Creates Leading Private Label Business With Estimated 2005 Sales of Over $700 Million

Sam Reed, Former President and CEO of Keebler, To Lead New Company

Enables Dean Foods to Sharpen Focus on Core Dairy and Branded Businesses

     DALLAS, January 27, 2005 – Dean Foods Company (NYSE: DF) announced today that it intends to pursue a tax-free spin-off of its Specialty Foods Group business to Dean shareholders. The Company also announced that, effective immediately, an experienced and proven management team headed by Sam Reed, former CEO of Keebler Foods Company, has joined the Specialty Foods Group to lead the new company. In conjunction with their employment, the new management team has made a cash investment of $10 million in the Specialty unit, representing 1.67% ownership of the new business.

     The planned debt-free spin-off of the Specialty Foods Group will create a publicly traded private label and regionally branded consumer packaged goods company with approximately 1,700 employees and estimated 2005 revenues of over $700 million. In conjunction with the spin-off, Dean Foods is moving its Mocha Mix non-dairy creamer, food service dressings, and Second Nature egg substitute businesses into the Specialty Foods Group from the Dean’s Branded Products and Dairy Groups. The newly created company holds leading positions in the private label pickle and non-dairy powdered coffee creamer markets. Additionally, the firm is a supplier of aseptic cheese sauces, pudding, peppers, dressings, liquid non-dairy coffee creamers and egg substitutes to the retail and foodservice channels. The Specialty Foods unit’s strong operating cash flows, combined with an unleveraged balance sheet, will provide the new management team with significant financing capacity for the potential expansion of its platform through targeted acquisitions and other initiatives.

     “Bringing this high caliber team on board and effecting a tax-free spin-off of the Specialty Foods business provides a unique opportunity to unlock value for Dean Foods’ shareholders,” commented Gregg Engles, chairman and chief executive officer of Dean Foods Company. “Dean shareholders will own shares in a new publicly traded consumer packaged foods company with a proven leadership team and significant strategic and financial flexibility.

Sam Reed and his colleagues have an excellent track record of operating and building food businesses, and under their leadership, we believe the new company is well positioned for value creation. Following the spin-off, we at Dean will be able to further sharpen our focus on our core businesses.”

     The new executive team previously served as the senior management of Keebler Foods Company from 1996 through its sale to Kellogg in 2001. In addition to Sam Reed as chairman and CEO, the management team of the new company includes David Vermylen as president and chief operating officer; E. Nichol McCully as chief financial officer; Thomas O’Neill as general counsel and chief administrative officer; and Harry Walsh as senior vice president of operations. Terms of the agreements entered into between the new management team and Dean Foods are summarized in an 8-K filed by Dean with the Securities and Exchange Commission today.

     “We are excited by the opportunity to lead this business as an independent company,” stated Mr. Reed. “It is a strong business and offers a unique opportunity for growth. We look forward to working with the talented employees of the Specialty Foods Group to realize the potential of the new company.”

     The business lines included in the new company are expected to produce 2005 revenues of over $700 million and operating margins of between approximately 12% and 14%. If the unit were retained by Dean it would be expected to contribute approximately $0.37 to $0.39 per share to Dean Foods’ 2005 adjusted earnings. Inclusive of the businesses that are being spun off, Dean’s 2005 adjusted earnings are expected to be between $2.20 and $2.30 per share. Information about the Specialty Foods Group segment’s 2004 performance will be available in Dean’s upcoming earnings announcement on February 10, 2005.

     The spin-off is intended to take the form of a tax-free distribution to Dean Foods’ shareholders of a new publicly-traded stock. The stock distribution ratio will be determined at a future date. The transaction is expected to be completed in the third quarter of 2005, subject to confirmation by the Internal Revenue Service of the tax-free nature of the transaction, registration of the new security with the Securities and Exchange Commission and certain other customary conditions.

     Dean Foods Company is one of the leading food and beverage companies in the United States. Its Dairy Group division is the largest processor and distributor of milk and other dairy products in the country, with an extensive refrigerated direct-store-delivery network. Through its

White Wave and Horizon Organic brands, Dean Foods Company also owns the nation’s leading soymilk and organic milk brands. The company’s Specialty Foods Group is a leading manufacturer of private label pickles and non-dairy powdered coffee creamers. Dean Foods Company and its subsidiaries operate approximately 120 plants in 36 U.S. states, Spain and the United Kingdom, and employ approximately 29,000 people.

Conference Call

     A discussion of this announcement will be held at 10:00 a.m. ET Thursday, January 27, 2005 and can be accessed by dialing (719) 457-2621 and entering participant code 4538818, or through the investor relations section of the Company’s website at http://www.deanfoods.com.

Risks

The following statements made in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Securities Litigation Reform Act of 1995: (1) projected 2005 revenues and operating margins for the new company, (2) the contribution that the Specialty Foods Group was expected to make to Dean Foods Company’s 2005 adjusted earnings per share, (3) Dean Foods Company’s 2005 projected adjusted earnings per share, (4) the likelihood of and expected timing for completion of the spin-off transaction, (5) Dean Foods Company’s expectation that the proposed spin-off will create additional value for Dean Foods Company’s shareholders, (6) Dean Foods Company’s expectation that the new company will be able to secure adequate financing for future growth, and (7) Dean Foods Company’s expectation that the new company will be able to grow through acquisitions. These forward-looking statements are merely predictions and, therefore, they involve risks and uncertainties which could cause actual results to differ materially from the forward-looking statements set forth in this press release. For example, financial projections, including those for the new company and those for Dean Foods Company, are based on a number of assumptions and estimations. Actual financial results could be materially different than projected for a number of reasons, some of which could be beyond the control of Dean Foods Company or the new company. Sales, profit margins, net income and earnings per share can vary based on a variety of economic, governmental and competitive factors, many of which are described in Dean Foods Company’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (which can be accessed on Dean Foods Company’s website at www.deanfoods.com or the website of the Securities and Exchange Commission at www.sec.gov.) In addition, there are a number of risks associated with the potential spin-off transaction and the engagement of the new management team. For example, the spin-off is conditioned upon Dean Foods Company receiving confirmation from the Internal Revenue Service (the “IRS”) that the transaction would be tax-free to Dean Foods Company and its shareholders. The proposed transaction is complicated and there can be no assurance that the IRS will confirm the company’s belief that the transaction should be able to be completed on a tax-free basis. If the company does not receive the requested IRS ruling, the company will not proceed with the spin-off transaction. If the spin-off is not completed, the new management team will likely not stay with the company and Dean Foods Company will incur a significant amount of transaction costs related to the failed transaction that would otherwise be paid by the new company. See the Current Report on Form 8-K filed by Dean Foods Company earlier this morning, available at www.deanfoods.com or www.sec.gov. Even if the spin-off is completed, there can be no assurance that it will be value-creating for the shareholders of Dean Foods Company. The value of the stock in the new company will depend on a number of factors, many of which are beyond the control of the new company or Dean Foods Company, such as investor confidence in the new management team and the prospects of the new company, in addition to the operating and financial performance of the Specialty Foods Group. The new company’s growth strategy is based in part on making strategic acquisitions and there can be no assurance that the new company will be able to find suitable acquisition targets at attractive prices or that the new company will be able to secure adequate financing to complete any such transaction.

Non-GAAP Financial Information

The earnings per share projections contained in this press release are non-GAAP financial measures that eliminate any potential net expense or net gain related to net plant closing costs and non-recurring expenses. Dean Foods Company cannot predict the timing and amount of charges associated with facility closings and restructurings or non-recurring items associated with the company’s operations. Therefore, management does not consider facility closing or restructuring costs when evaluating its performance, when making decisions regarding the allocation of resources, or in determining incentive compensation for management or in developing earnings projections. Facility closing and restructuring costs are not recorded in any of the company’s operating segments. The company provides adjusted earnings per share numbers to investors in order to allow investors to make meaningful comparisons of the company’s operating performance between periods and to view the company’s business from the same perspective as the company’s management. This non-GAAP financial information is provided as additional information for investors and is not an alternative to GAAP. These non-GAAP numbers may be different than similar measures used by other companies.